Exhibit 99.1

Fusion-io Reports 82% Revenue Growth in Fiscal Year 2012

Delivers Record Revenue and Strong Gross Margin in Fiscal Fourth Quarter

SALT LAKE CITY – Aug. 9, 2012 – Fusion-io, Inc. (NYSE: FIO) today announced its financial results for its fiscal fourth quarter and fiscal year ended June 30, 2012.

•	Revenue: $359.3 million in fiscal 2012 (an increase of 82% over fiscal 2011)

•	GAAP Net Loss per Diluted Share: 6 cents in fiscal 2012 (compared to earnings of 6 cents in fiscal 2011);

•	Non-GAAP Net Earnings per Diluted Share: 35 cents in fiscal 2012 (compared to 20 cents in fiscal 2011)

•	Operating Cash Flow: $34.8 million in fiscal 2012 (compared to a use of $9.9 million in fiscal 2011)

•	GAAP Gross Margin of 57.5% and Non-GAAP Gross Margin of 57.6% for the fiscal fourth quarter 2012

Fiscal Fourth Quarter 2012 GAAP Financial Results

Fusion-io reported record revenue of $106.6 million for the fiscal fourth quarter of 2012, up 49% from $71.7 million for the same quarter of 2011 and up 13% from $94.2 million for the prior quarter. Net loss for the fiscal fourth quarter of 2012 was $2.4 million, or a net loss per diluted share of $0.03, compared to net income of $5.8 million, or $0.06 per diluted share in the same quarter of 2011. Gross margin for the fiscal fourth quarter 2012 was 57.5%. Operating margin for the fiscal fourth quarter was a loss of 0.9%.

Fiscal Fourth Quarter 2012 Non-GAAP Financial Results

Non-GAAP net income for the fiscal fourth quarter of 2012 was $9.8 million, or $0.09 per diluted share. This compared to non-GAAP net income of $13.2 million, or $0.15 per diluted share, in the same quarter of 2011. Non-GAAP gross margin for the fiscal fourth quarter 2012 was 57.6%. Non-GAAP operating margin for the fiscal fourth quarter 2012 was 11.2%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“Fusion-io delivered another record revenue quarter with great execution across the company, and we are pleased with the momentum we have going into the next fiscal year,” said David Flynn, Fusion-io chairman and chief executive officer. “We believe we are still in the early stages of demonstrating the transformative potential of software defined storage solutions that deliver greater performance and efficiency for customers at a fraction of the cost of legacy systems.”

Fiscal 2012 GAAP Financial Results

Revenue for fiscal year 2012 was $359.3 million, up 82% from $197.2 million in fiscal year 2011. Net loss for fiscal year 2012 was $5.6 million, or a net loss of $0.06 per diluted share. This compared to net income of $4.6 million, or $0.06 per diluted share, for fiscal year 2011. Gross margin for fiscal year 2012 was 55.7%. Operating margin for fiscal year 2012 was a net loss of 1.5%.

Fiscal 2012 Non-GAAP Financial Results

Non-GAAP net income for fiscal year 2012 was $37.5 million, or $0.35 per diluted share. This compares to non-GAAP net income of $16.3 million, or $0.20 per diluted share, for fiscal year 2011. Non-GAAP gross margin for the fiscal year 2012 was 55.8%. Non-GAAP operating margin for fiscal year 2012 was 11.6%.

“Fusion-io’s 82% revenue growth and 130% non-GAAP net income growth over the prior year reflect a strong fiscal year 2012. We reported record cash flow from operations, and we exit the fiscal year with a healthy balance sheet that gives us strategic flexibility,” said Dennis Wolf, Fusion-io chief financial officer. “Our goal for the coming year is to continue to execute on our growth strategy while furthering our technology leadership.”

Other Financial Highlights

•	Cash and cash equivalents totaled $321.2 million at the end of fiscal 2012, compared to $219.6 million at the end of fiscal 2011.

•	Deferred revenue at the end of fiscal 2012 was $28.9 million, compared to $12.0 million at the end of fiscal 2011.

•	Inventory was $59.5 million at the end of fiscal 2012, compared to $35.6 million at the end of fiscal 2011.

•	Capital expenditures were $7.4 million in fiscal fourth quarter 2012 and $24.0 million for fiscal 2012.

Recent Business Highlights

•	On August 1, Fusion-io announced its new ION Data Accelerator software that transforms customers’ preferred server platforms into powerful shared ioMemory application acceleration appliances.

•

On July 30, Fusion-io announced that it is working closely with storage industry leader NetApp to provide solutions using server-side flash and caching software products that integrate with the NetApp Virtual Storage Tier.

•	Systems vendor partners HP, Dell and IBM all qualified and launched products based on the Fusion ioDrive2 in May, June and July, respectively.

•

On July 10, Fusion-io announced that it has collaborated with Princeton University to design a new subsystem called Extended Memory as part of its Software Development Kit (SDK). The Extended Memory feature intelligently tiers data between available DRAM in the system and the persistent NAND flash tier, making it much more affordable for organizations to greatly expand the size of their in-memory data sets with a powerful software-driven solution.

•

On June 11, Fusion-io announced that it had entered into an original equipment manufacturer (OEM) relationship with Cisco whereby Fusion ioMemory will be architected into the Cisco Unified Computing System (Cisco UCS) Server to amplify in-server performance in all UCS B-series blade servers.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2013 financial results.

First quarter of fiscal year 2013:

•	Revenue is expected to modestly increase from fiscal Q4.

•	Non-GAAP gross margin is expected to be in the range of 56 to 58%.

•	Non-GAAP operating margin is expected to be approximately 10%.

•	Diluted shares outstanding is expected to be approximately 110 million shares.

Fiscal Year 2013:

•	Revenue growth is expected to be in the range of 45 to 50%.

•	Non-GAAP gross margin is expected to be in the range of 56 to 58%.

•	Non-GAAP operating margin is expected to be approximately 12%.

•	Non-GAAP tax rate is expected to be approximately 35 to 40%.

•	Diluted shares outstanding is expected to be approximately 114 million shares.

•	Capital Expenditures are expected to be in the range of $20 to $25 million.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense.

•

Non-GAAP operating margin is calculated as non-GAAP income from operations divided by GAAP revenue. Non-GAAP income from operations consists of GAAP income (loss) from operations excluding the effects of stock-based compensation expense, amortization of intangible assets and acquisition related costs.

•

Non-GAAP net income is calculated as GAAP net income (loss) excluding the effects of stock-based compensation expense, changes in the fair value of a common stock repurchase derivative liability, non-cash interest expense related to changes in the fair value of a preferred stock warrant, amortization of intangible assets, acquisition related costs, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, and tax provision adjustments related to stock-based awards.

•

Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by non-GAAP weighted-average diluted shares outstanding for the three months and fiscal year ended June 30, 2012 and is calculated as non-GAAP net income divided by GAAP weighted-average diluted shares outstanding for the three months and fiscal year ended June 30, 2011. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Thursday, August 9, 2012, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.800.299.7089 or 1.617.801.9714 for international callers. The access code is 46228629. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Thursday, August 16, 2012. To access the replay, please dial 1.888.286.8010 or 1.617.801.6888 for international callers. The access code is 86953109. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our first fiscal quarter of 2013 and our full fiscal year 2013, assumptions underlying the expected benefits and value of our products and solutions to our customers and end users, our continued focus and investment on innovation, expanding our customer and reseller base and investing in our growth, our expectations concerning our technologies, products and solutions, including our ioMemory platform, our recently introduced Fusion ION product software, our ioTurbine virtualization caching software, and our software development kit (SDK), our expectations concerning our recently announced OEM relationship with Cisco and collaboration with NetApp, and our beliefs concerning the market for and benefits of our products and solutions. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisition of IO Turbine, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

###

Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

SOURCE Fusion-io

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2011	2012	2011	2012
Revenue	$71,689	$106,596	$197,204	$359,349
Cost of revenue (1)	24,255	45,305	84,043	159,045

Gross profit	47,434	61,291	113,161	200,304
Operating expenses:
Sales and marketing (1)	20,522	26,417	55,698	87,171
Research and development (1), (4)	8,966	19,456	27,238	60,006
General and administrative (1), (5)	8,312	16,408	20,556	58,423

Total operating expenses	37,800	62,281	103,492	205,600

Income (loss) from operations	9,634	(990)	9,669	(5,296)
Other income (expense):
Interest income	11	134	35	384
Interest expense (3)	(1,590)	(43)	(2,455)	(177)
Other (expense) income (2)	(1,031)	(1)	(1,000)	121

Income (loss) before income taxes	7,024	(900)	6,249	(4,968)
Income tax expense (6), (7)	(1,260)	(1,487)	(1,694)	(615)

Net income (loss)	$5,764	$(2,387)	$4,555	$(5,583)

Net income (loss) per share:
Basic	$0.21	$(0.03)	$0.27	$(0.06)
Diluted	$0.06	$(0.03)	$0.06	$(0.06)
Weighted-average number of shares used in per share amounts:
Basic	27,180	93,042	16,762	87,674
Diluted	90,025	93,042	81,654	87,674

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$15	$85	$31	$216
Sales and marketing	647	1,810	1,803	6,089
Research and development	783	3,771	1,545	9,111
General and administrative	3,460	6,572	5,258	28,022

Total stock-based compensation expenses	$4,905	$12,238	$8,637	$43,438

(2) Includes other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	$1,019	$—	$1,019	$(70)
(3) Includes non-cash interest expense related to changes in the fair value of a preferred stock warrant	$1,532	$—	$2,106	$—
(4) Includes amortization of intangible assets	$—	$659	$—	$2,336
(5) Includes acquisition related costs	$—	$—	$—	$1,326
(6) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$—	$—	$—	$(2,782)
(7) Includes tax provision adjustments related to stock-based awards	$—	$(664)	$—	$(1,187)

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$219,604	$321,239
Accounts receivable, net	44,374	56,720
Inventories	35,622	59,457
Prepaid expenses and other current assets	3,866	9,224

Total current assets	303,466	446,640
Property and equipment, net	13,743	31,245
Intangible assets, net	—	8,164
Goodwill	—	54,777
Other assets	77	194

Total assets	$317,286	$541,020

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,314	$9,765
Accrued and other current liabilities	15,043	29,187
Deferred revenue	9,030	20,715

Total current liabilities	33,387	59,667
Deferred revenue, less current portion	2,987	8,154
Other liabilities	6,468	12,276
Commitments and contingencies
Stockholders’ equity:
Common stock	16	19
Additional paid-in capital	339,389	531,478
Accumulated other comprehensive income (loss)	15	(15)
Accumulated deficit	(64,976)	(70,559)

Total stockholders’ equity	274,444	460,923

Total liabilities and stockholders’ equity	$317,286	$541,020

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2011	2012	2011	2012
Operating activities:
Net income (loss)	$5,764	$(2,387)	$4,555	$(5,583)
Adjustments to reconcile net income (loss) from operating activities:
Depreciation and amortization	1,317	2,852	4,547	9,009
Stock-based compensation	4,905	12,238	8,637	42,645
Non-cash tax benefit from exercise of stock options	(1,154)	(655)	(1,154)	(2,500)
Non-cash tax benefit from business acquisition	—	—	—	(2,782)
Other non-cash items	2,553	37	3,185	(26)
Changes in operating assets and liabilities:
Accounts receivable, net	(31,235)	(7,412)	(38,793)	(12,346)
Inventories	3,337	12,507	(10,474)	(23,835)
Prepaid expenses and other assets	1,412	(2,853)	(2,549)	(5,430)
Accounts payable	(2,041)	(1,725)	(593)	(249)
Accrued and other liabilities	5,503	11,588	11,604	19,013
Deferred revenue	1,326	6,381	11,178	16,852

Net cash (used in) provided by operating activities	(8,313)	30,571	(9,857)	34,768
Investing activities:
Proceeds from the sale of short-term investments	—	—	11,964	—
Proceeds from the sale of property and equipment	152	—	152	1
Purchases of property and equipment	(3,041)	(7,411)	(13,032)	(23,997)
Business acquisition, net of cash acquired	—	—	—	(17,578)

Net cash used in investing activities	(2,889)	(7,411)	(916)	(41,574)
Financing activities:
Repurchases of common stock	(1,223)	—	(1,223)	(1,067)
Proceeds from a loan from a financial institution	—	—	11,000	—
Repayment of notes payable and capital lease obligations	(4,956)	(10)	(11,254)	(109)
Repurchases of vested restricted stock	—	(41)	—	(44)
Proceeds from exercises of stock options	996	1,105	1,546	8,209
Proceeds from issuance of common stock	218,863	—	219,170	93,977
Proceeds from issuance of common stock warrant	—	—	25	—
Proceeds from employee stock purchase plan	—	1,762	—	5,061
Tax benefit from exercise of stock options	1,154	655	1,154	2,500
Change in restricted cash	—	—	695	—

Net cash provided by financing activities	214,834	3,471	221,113	108,527
Effect of exchange rate changes on cash and cash equivalents	25	(43)	45	(86)

Net increase in cash and cash equivalents	203,657	26,588	210,385	101,635
Cash and cash equivalents at beginning of period	15,947	294,651	9,219	219,604

Cash and cash equivalents at end of period	$219,604	$321,239	$219,604	$321,239

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2011	2012	2011	2012
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$47,434	$61,291	$113,161	$200,304
Stock-based compensation	15	85	31	216

Gross profit on a non-GAAP basis	$47,449	$61,376	$113,192	$200,520

Revenue	$71,689	$106,596	$197,204	$359,349
Gross margin on a GAAP basis	66.2%	57.5%	57.4%	55.7%
Gross margin on a non-GAAP basis	66.2%	57.6%	57.4%	55.8%
Reconciliation of Operating Income (Loss) and Operating Margin on a GAAP Basis to Operating Income and Operating Margin on a Non-GAAP Basis:
Operating income (loss) on a GAAP basis	$9,634	$(990)	$9,669	$(5,296)
Stock-based compensation	4,905	12,238	8,637	43,438
Amortization of intangible assets	—	659	—	2,336
Acquisition related costs	—	—	—	1,326

Operating income on a non-GAAP basis	$14,539	$11,907	$18,306	$41,804

Revenue	$71,689	$106,596	$197,204	$359,349
Operating margin on a GAAP basis	13.4%	-0.9%	4.9%	-1.5%
Operating margin on a non-GAAP basis	20.3%	11.2%	9.3%	11.6%
Reconciliation of Net Income (Loss) on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net income (loss) on a GAAP basis	$5,764	$(2,387)	$4,555	$(5,583)
Stock-based compensation	4,905	12,238	8,637	43,438
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	1,019	—	1,019	(70)
Non-cash interest expense related to changes in the fair value of a preferred stock warrant	1,532	—	2,106	—
Amortization of intangible assets	—	659	—	2,336
Acquisition related costs	—	—	—	1,326
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	—	(2,782)
Tax provision adjustments related to stock-based awards	—	(664)	—	(1,187)

Net income on a non-GAAP basis	$13,220	$9,846	$16,317	$37,478

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2011	2012	2011	2012
Reconciliation of Diluted Net Income (Loss) per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net income (loss) per share on a GAAP basis	$0.06	$(0.03)	$0.06	$(0.06)
Stock-based compensation	0.06	0.13	0.11	0.48
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	0.01	—	0.01	(0.01)
Non-cash interest expense related to changes in the fair value of a preferred stock warrant	0.02	—	0.02	—
Amortization of intangible assets	—	0.01	—	0.03
Acquisition related costs	—	—	—	0.02
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	—	(0.03)
Tax provision adjustments related to stock-based awards	—	(0.01)	—	(0.01)
Impact of difference in number of GAAP and non-GAAP diluted shares	—	(0.01)	—	(0.07)

Diluted net income per share on a non-GAAP basis	$0.15	$0.09	$0.20	$0.35

Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non-GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	90,025	93,042	81,654	87,674
Dilutive impact due to stock options, a common stock warrant, restricted stock awards and restricted stock units	—	14,572	—	18,646

Non-GAAP diluted weighted-average number of shares	90,025	107,614	81,654	106,320